Exhibit 99.1

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF AMARANTUS BIOSCIENCE, INC.

(a Delaware Corporation)

_________________________________________________________

17 January 2013

The undersigned, being all of the Directors of Amarantus BioScience, Inc., a Delaware corporation (the “Company”), in accordance with Delaware laws and regulations and the Company’s By Laws, do hereby consent to and adopt the following resolutions at a duly called and noticed meeting of the Board of Directors:

WHEREAS, the Company has become aware that its common stock has been listed without authorization on the Berlin-Bremen Stock Exchange or its affiliated trading platforms or venues (the “BBSE”); and,

WHEREAS, the Company’s common stock was listed on the BBSE without the Company’s prior knowledge, consent, or authorization; and

WHEREAS, the Company furthermore did not authorize or direct any German broker to act as market maker for the Company’s common stock in Germany through the BBSE or otherwise; and

WHEREAS, the Company believes that the unauthorized listing of the Company’s common stock on the BBSE is part of a scheme to circumvent U.S. securities laws and self-regulatory organization requirements, including the specific restrictions implemented by the Financial Industry Regulatory Authority (FINRA) and the Securities and Exchange Commission against “naked short selling”; and

WHEREAS, it is in the Company’s interest that the Company’s common stock be de-listed from the BBSE and that all trading activity on or through the BBSE cease;

NOW, THEREFORE, BE IT RESOLVED, that the officers, agents, and counsel of the Company hereby be directed to take any and all action reasonably necessary to cause the Company’s common stock to be de-listed from the BBSE or immediately to cease the trading of the Company’s common stock through that venue, including the commencement of legal proceedings in the United States or Germany against the BBSE or any broker or other person making a market in the Company’s stock in Germany through the BBSE or otherwise; and

BE IT FURTHER RESOLVED any and all actions taken by the Company’s officers in accordance with this Unanimous Written Consent, either before or after its adoption, is hereby ratified, adopted or approved.

IN WITNESS WHEREOF, the undersigned, being all of the Directors of the Company, have executed this Unanimous Written Consent as of the date first written above.

/s/ Dr. John W. Commissiong	/s/ Robert L. Harris
Dr. John W. Commissiong, Director	Robert L. Harris, Director

/s/ Gerald E. Commissiong
Gerald E. Commissiong, Director